EXHIBIT 99.1

News Release

First Solar, Inc. Announces Second Quarter 2025 Financial Results and Updates Guidance

•Net sales of $1.1 billion
•Net income per diluted share of $3.18
•Net cash balance of $0.6 billion
•2.1 GW booked in July 2025
•Expected sales backlog of 64.0 GW, extending through 2030
•Maintains mid-point of full year net income per diluted share guidance

TEMPE, Arizona, July 31, 2025 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the second quarter ended June 30, 2025, and updated its 2025 guidance.

Net sales for the second quarter were $1.1 billion, an increase of $0.3 billion from the prior quarter. The increase in net sales was primarily due to an increase in the volume of modules sold to third parties.

During the quarter, the Company sold $312 million of Section 45X tax credits generated during 2025 for cash proceeds of $296 million and recognized a loss of $16 million on the transaction. The Company also recognized a $13 million reduction to the carrying value of the remaining credits generated through the second quarter based on expected sales of the credits to third parties.

The Company reported second quarter net income per diluted share of $3.18, compared to net income per diluted share of $1.95 in the first quarter of 2025.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the second quarter, increased to $0.6 billion from $0.4 billion at the end of the prior quarter. The increase was primarily driven by proceeds from the sale of Section 45X tax credits.

“In our view, the recent policy and trade developments have, on balance, strengthened First Solar’s relative position in the solar manufacturing industry,” said Mark Widmar, Chief Executive Officer. “In addition, we believe that on a fundamental basis, with its cost-competitive energy and faster time to power profile, the case for utility-scale solar generation is compelling regardless of the policy environment, which places First Solar, a utility-scale leader, in a position of strength.”

www.firstsolar.com

Our 2025 guidance has been updated as follows:

	Prior			Current
Net Sales (1)	$4.5B	to	$5.5B	$4.9B	to	$5.7B
Gross Margin (1) (2)	$1.96B	to	$2.47B	$2.05B	to	$2.35B
Operating Expenses (3)	$470M	to	$510M	$480M	to	$520M
Operating Income (4)	$1.45B	to	$2.00B	$1.53B	to	$1.87B
Earnings per Diluted Share (1)	$12.50	to	$17.50	$13.50	to	$16.50
Net Cash Balance (5)	$0.4B	to	$0.9B	$1.3B	to	$2.0B
Capital Expenditures	$1.0B	to	$1.5B	Unchanged
Volume Sold (1)	15.5GW	to	19.3GW	16.7GW	to	19.3GW
——————————
(1)From a third quarter earnings cadence perspective, we anticipate our module sales to be between 5.0 GW and 6.0 GW. We forecast our advanced manufacturing production tax credit available to us under Section 45X of the Internal Revenue Code (“Section 45X tax credit”), to be between $390 million and $425 million in the third quarter. These factors are expected to result in forecasted third quarter earnings per diluted share between $3.30 and $4.70.
(2)Assumes $95 million to $180 million of ramp and underutilization costs and $1.575 billion to $1.625 billion of Section 45X tax credits.
(3)Assumes $65 million to $75 million of production start-up expense.
(4)Assumes $160 million to $255 million of production start-up expense, ramp and underutilization costs, and $1.575 billion to $1.625 billion of Section 45X tax credits.
(5)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2025.

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s second quarter 2025 financial results, 2025 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, July 31, 2025, at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. A replay of the webcast will also be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

About First Solar, Inc.

First Solar, Inc. (Nasdaq: FSLR) is America’s leading photovoltaic (“PV”) solar technology and manufacturing company. The only U.S.-headquartered company among the world’s largest solar manufacturers, First Solar is focused on competitively and reliably enabling power generation needs with its advanced, uniquely American thin film PV technology. Developed at research and development (“R&D”) labs in California and Ohio, the Company's technology represents the next generation of solar power generation, providing a competitive, high-performance, and responsibly produced alternative to conventional crystalline silicon PV modules. For more information, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for solar technology generally and for our technology specifically, including in the U.S. market, and our positioning to serve such demand; new capacity coming online; our expectations regarding the political and

www.firstsolar.com

trade environment and its impacts; production and delivery of our modules; our financial guidance for 2025, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per diluted share, net cash balance, capital expenditures, expected earnings cadence, volume sold, bookings, and expected module shipments; products and our business and financial objectives for 2025; the availability of benefits under certain production linked incentive programs, and the impact of the Internal Revenue Code including the Section 45X tax credits; and the impact of the implementation of new tariffs in August 2025. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent,” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments, or otherwise. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the modification, reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets, and other support for on-grid solar electricity applications; the impact of public policies, such as tariffs, export controls, or other trade remedies imposed on solar cells and modules or related raw materials or equipment; interest rate fluctuations and our customers’ ability to secure financing; our ability to execute on our long-term strategic plans, including our ability to secure financing and realize the potential benefits of strategic acquisitions and investments; the loss of any of our large customers, or the ability of our customers and counterparties to perform under their contracts with us; our ability to execute on our solar module technology and cost reduction roadmaps; the performance of our solar modules upon installation; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the implementation of our Copper Replacement (“CuRe”) program; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events and conflicts; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program or otherwise as required by external laws and regulations; supply chain disruptions; our ability to protect or successfully commercialize our intellectual property; our ability to prevent and/or minimize the impact of cybersecurity incidents or information or security breaches; our continued investment in research and development; the supply and price of key raw materials (including CdTe, tellurium, and tellurium compounds), components, and manufacturing equipment; our ability to construct new production facilities to support new product lines; evolving corporate governance and public disclosure regulations and expectations, including with respect to environmental, social, and governance matters; our ability to avoid manufacturing interruptions, including during the ramp of our Series 7 module manufacturing facilities; our ability to attract, train, retain, and successfully integrate key talent into our team; the severity and duration of public health threats, and the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors                             First Solar Media
investor@firstsolar.com                            media@firstsolar.com

www.firstsolar.com

FIRST SOLAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,124,740	$1,621,376
Marketable securities	29,098	171,583
Accounts receivable trade, net	1,730,972	1,261,049
Government grants receivable, net	482,546	403,759
Inventories	1,414,006	1,084,384
Other current assets	642,229	546,882
Total current assets	5,423,591	5,089,033
Property, plant and equipment, net	5,722,561	5,413,683
Deferred tax assets, net	204,671	208,808
Restricted marketable securities	213,737	199,136
Government grants receivable	238,850	157,570
Goodwill	30,555	28,335
Intangible assets, net	51,950	54,654
Inventories	269,852	275,372
Other assets	702,277	697,770
Total assets	$12,858,044	$12,124,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$367,652	$482,190
Income taxes payable	79,018	77,363
Accrued expenses	593,244	508,581
Current portion of debt	249,894	236,424
Deferred revenue	1,058,262	712,000
Other current liabilities	504,547	60,884
Total current liabilities	2,852,617	2,077,442
Accrued solar module collection and recycling liability	144,599	134,394
Long-term debt	327,972	373,354
Deferred revenue	764,819	1,327,825
Other liabilities	221,907	233,769
Total liabilities	4,311,914	4,146,784
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 107,247,360 and 107,060,281 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	107	107
Additional paid-in capital	2,892,426	2,898,418
Accumulated earnings	5,814,513	5,263,110
Accumulated other comprehensive loss	(160,916)	(184,058)
Total stockholders’ equity	8,546,130	7,977,577
Total liabilities and stockholders’ equity	$12,858,044	$12,124,361

www.firstsolar.com

FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net sales	$1,097,170	$844,568	$1,010,482	$1,941,738	$1,804,590
Cost of sales	597,320	500,165	511,593	1,097,485	959,698
Gross profit	499,850	344,403	498,889	844,253	844,892
Operating expenses:
Selling, general and administrative	52,590	53,164	46,560	105,754	92,387
Research and development	54,487	52,389	51,937	106,876	94,679
Production start-up	31,166	17,606	27,451	48,772	42,859
Litigation loss	—	—	430	—	430
Total operating expenses	138,243	123,159	126,378	261,402	230,355
Gain on sales of businesses, net	—	—	—	—	1,115
Operating income	361,607	221,244	372,511	582,851	615,652
Foreign currency loss, net	(9,728)	(11,593)	(9,649)	(21,321)	(12,507)
Interest income	12,100	18,865	24,599	30,965	51,844
Interest expense, net	(9,184)	(9,525)	(9,765)	(18,709)	(18,975)
Other expense, net	(2,628)	(1,932)	(565)	(4,560)	(3,364)
Income before taxes	352,167	217,059	377,131	569,226	632,650
Income tax expense	(10,299)	(7,524)	(27,775)	(17,823)	(46,678)
Net income	$341,868	$209,535	$349,356	$551,403	$585,972

Net income per share:
Basic	$3.19	$1.96	$3.26	$5.14	$5.48
Diluted	$3.18	$1.95	$3.25	$5.13	$5.45
Weighted-average number of shares used in per share calculations:
Basic	107,245	107,122	107,042	107,184	107,011
Diluted	107,518	107,415	107,525	107,468	107,502

www.firstsolar.com

FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$551,403	$585,972
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation, amortization and accretion	250,523	187,921
Share-based compensation	9,394	15,191
Deferred income taxes	5,861	(58,399)
Gain on sales of businesses, net	—	(1,115)
Other, net	7,171	1,650
Changes in operating assets and liabilities:
Accounts receivable, trade	(417,136)	29,613
Inventories	(323,781)	(215,493)
Government grants receivable	(177,419)	205,528
Other assets	(106,090)	(168,363)
Income tax receivable and payable	(39,698)	3,774
Accounts payable and accrued expenses	(85,119)	(113,255)
Deferred revenue	(186,652)	(12,499)
Other liabilities	53,138	212
Net cash (used in) provided by operating activities	(458,405)	460,737
Cash flows from investing activities:
Purchases of property, plant and equipment	(494,100)	(778,618)
Purchases of marketable securities and restricted marketable securities	(930,807)	(1,113,826)
Proceeds from sales and maturities of marketable securities	1,067,702	1,224,167
Other investing activities	7,002	(7,697)
Net cash used in investing activities	(350,203)	(675,974)
Cash flows from financing activities:
Proceeds from borrowings under debt arrangements, net of issuance costs	212,273	110,395
Repayment of debt	(244,022)	(111,375)
Proceeds from other borrowings	394,450	—
Payments of tax withholdings for restricted shares	(15,436)	(19,148)
Contingent consideration payment and other financing activities	(266)	(7,527)
Net cash provided by (used in) financing activities	346,999	(27,655)
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	3,469	(5,600)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(458,140)	(248,492)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	1,638,223	1,965,069
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$1,180,083	$1,716,577
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$242,177	$402,263
Proceeds to be received from asset-based government grants	$155,336	$158,908
Acquisitions funded by contingent consideration	$3,600	$11,000

www.firstsolar.com